EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 29, 2017 (this “Amendment”), is entered into among Molina Healthcare, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and SunTrust Bank, in its capacity as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 12, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested, and the Required Lenders have agreed, to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the agreements contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendments to the Credit Agreement.

1.1    The definition of Consolidated Adjusted EBITDA in Section 1.1 of the Credit Agreement is amended to read as follows:

“Consolidated Adjusted EBITDA”  shall mean, for the Borrower and its Restricted Subsidiaries for any period, determined on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, without duplication, (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period (other than any income tax, including any portion of the Health Insurance Providers Fee imposed by Section 9010 of the ACA, which is subject to indemnification or reimbursement from any Person other than the Borrower or any of its Restricted Subsidiaries), (iii) depreciation and amortization for such period, (iv) non-cash charges associated with stock-based compensation expenses pursuant to the financial reporting guidance of the Financial Accounting Standards Board concerning stock-based compensation as in effect from time to time, (v) any costs and synergies directly attributable to any Permitted Acquisition that occurred during such period (calculated on a basis that is consistent with Regulation S-X under the Securities Act of 1933) which are reflective of actual or reasonably anticipated and factually supportable synergies and cost savings expected to be realized or achieved in the twelve months following such Permitted Acquisition; provided, however, that for purposes of calculating Consolidated Adjusted EBITDA for any period, any such adjustments made pursuant to this clause (v) shall not increase Consolidated Adjusted EBITDA by more than 20% of Consolidated Adjusted EBITDA for such period as calculated before giving effect to any such adjustments in this clause (v) and any adjustments in clauses (vii) – (ix), (vi) other extraordinary or non-recurring non-cash expenses (including any expenses as a result of any premium deficiency reserve, goodwill impairment or impairment of intangible assets, including, without limitation, impairment of capitalized software), (vii) cash costs and expenses for such period in connection with the implementation of the comprehensive restructuring and improvement plan further described as the “Restructuring Plan” in the Borrower’s press release dated August 2, 2017; provided, that the aggregate amount of all such costs and expenses added back pursuant to this clause (vii) shall not exceed $175,000,000 during the term of this Agreement, (viii) cash costs and expenses and “run rate” cost savings related to corporate restructuring or improvement plans not identified in clause (vii) above incurred in such period; provided, that, such “run rate” cost savings are certified by the Borrower’s chief financial officer; and provided, further, that, (A) such cost savings have resulted from actions taken by the Borrower and its Restricted Subsidiaries and are factually supportable and reasonably likely to result in cost savings to be realized or achieved in the twelve months following such action and (B) for purposes of calculating Consolidated Adjusted EBITDA for any period, any such adjustments made pursuant to this clause (viii) shall not increase Consolidated Adjusted EBITDA by more than 10% of Consolidated Adjusted EBITDA for such period as calculated before giving effect to any such adjustments in this clause (viii) and any adjustments in clauses (vii) and (ix), and (ix) “run rate” cost savings during such period in connection with any other corporate restructuring or improvement plans (including the restructuring plan identified in clause (vii) above); provided, that (A) such savings have resulted from actions taken by the Borrower and its Restricted Subsidiaries and are factually supportable and reasonably likely to result in cost savings to be realized or achieved in the twelve months following such action and (B) the aggregate amount added back pursuant to this clause (ix) shall not exceed, (1) $200,000,000, for any period ending September 30, 2017, December 31, 2017 and March 31, 2018, (2) $150,000,000, for the period ending June 30, 2018, (3) $100,000,000, for the period ending September 30, 2018, (4) $50,000,000, for the period ending December 31, 2018 and (5) $0, for each period ending March 31, 2019 and thereafter plus (c) the ACA Adjustment for such period; provided, however, that for purposes of calculating Consolidated Adjusted EBITDA for any period, any such adjustments made pursuant to this clause (c) shall not exceed $170 million less (i) the amount of any payments described in clause (a) of the definition of ACA Adjustments and (ii) the amount of any allowable costs described in clause (c) of the definition of ACA Adjustments minus (d) to the extent added in Consolidated Net Income, any extraordinary or non-recurring non-cash income (including as a result of any premium deficiency reserve related to any health plan operated by the Borrower or any of its Restricted Subsidiaries). For purposes of clarification, no Risk Corridor Payments received by the Borrower or any of its Restricted Subsidiaries shall be included in the calculation of Consolidated Adjusted EBITDA other than to the extent set forth in the definition of ACA Adjustments.

1.2    The definition of “Consolidated Interest Coverage Ratio” in Section 1.1 of the Credit Agreement is amended by adding “paid in cash” after “Consolidated Interest Expense” in clause (b) thereof.

2.    Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date on which all of the conditions set forth in this Section 2 have been satisfied:

(a)    receipt by the Administrative Agent of this Amendment, duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent; and

(b)    the Borrower shall have paid to the Administrative Agent, for the account of each Lender that approves this Amendment, a fee of 20 basis points (0.20%) on the amount of the Revolving Commitment of such Lender.
3.    Amendment is a “Loan Document”. This Amendment shall be deemed to be, and is, a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

4.    Representations and Warranties; No Default. Each Loan Party hereby represents and warrants to the Administrative Agent, each Lender, the Swingline Lender and the Issuing Bank that, (a) the representations and warranties of each Loan Party contained in the Credit Agreement, any other Loan Document, or any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document, are true and correct in all material respects (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of such earlier date and (b) no Default or Event of Default exists.

5.    Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents (as amended by this Amendment) and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents (except to the extent such obligations are modified pursuant to this Amendment).

6.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect and nothing herein shall limit or waive any right, power or remedy of the Administrative Agent or the Lenders under the Loan Documents.

7.    Counterparts; Delivery. This Amendment may be executed in counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Amendment.

8.    Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent.

9.    Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWER:	MOLINA HEALTHCARE, INC.
a Delaware corporation

By:
	Name:	Joseph W. White
	Title:	CFO/Interim President and CEO

GUARANTORS:	MOLINA INFORMATION SYSTEMS, LLC,
a California limited liability company

By:
	Name:	Joseph W. White
	Title:	CFO/Interim President and CEO

MOLINA PATHWAYS, LLC,
a Delaware limited liability company

By:
	Name:	Joseph W. White
	Title:	CFO/Interim President and CEO

PATHWAYS HEALTH AND COMMUNITY SUPPORT LLC,
a Delaware limited liability company

By:
	Name:	Joseph W. White
	Title:	CFO/Interim President and CEO

MOLINA HEALTHCARE, INC.
FOURTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE	SUNTRUST BANK,
AGENT:	as Administrative Agent

By:
	Name:	Katherine Bass
	Title:	Director

LENDERS:	SUNTRUST BANK,
as Issuing Bank, as Swingline Lender and as a Lender

By:
	Name:	Katherine Bass
	Title:	Director

BANK OF AMERICA, N.A.

By:
	Name:	Yinghua Zhang
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
	Name:	Tim Gannon
	Title:	Managing Director

BOKF, N.A. dba BANK OF ALBUQUERQUE

By:
	Name:	Clint Miller
	Title:	AVP, Healthcare Banking

EAST WEST BANK

By:
	Name:	Daniel Mai
	Title:	VP & Portfolio Manager

MUFG UNION BANK, N.A.

By:
	Name:	Tueta Ghilaga
	Title:	Director

[Signature pages continue]

MOLINA HEALTHCARE, INC.
FOURTH AMENDMENT TO CREDIT AGREEMENT

UBS AG, STAMFORD BRANCH

By:
Name:	Craig Pearson
Title:	Associate Director

By:
Name:	Darlene Arias
Title:	Director

U.S. BANK NATIONAL ASSOCIATION

By:
Name:	David C. Mruk
Title:	SVP

BARCLAYS BANK PLC

By:
Name:	Jake Lam
Title:	Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By:
Name:	Hector J. Varona
Title:	Executive Director

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:	Cindy Tse
Title:	Authorized Signatory

MOLINA HEALTHCARE, INC.
FOURTH AMENDMENT TO CREDIT AGREEMENT